EXHIBIT 21

LUCENT TECHNOLOGIES INC.’S SUBSIDIARIES

Lucent Technologies Argentina S.A. (Lucent Technologies Sociedad Anonima Argentina)	Argentina
Lucent Technologies Australia Pty. Ltd.	Australia
Lucent Technologies Austria Gmbh	Austria
Lucent Technologies Foreign Sales Corporation	Barbados
Lucent Technologies Network Systems Belgium S.A./N.V.	Belgium
INS Network Services SPRL	Belgium
Ascend Communications (Bermuda) Holding Limited	Bermuda
Excel Switching Europe SA	Belgium
Lucent Technologies Network Systems do Brasil Ltda	Brazil
SID Telecomunicacoes E Controles, S.A.	Brazil
Lucent Technologies Comercio e Servicio Ltd.	Brazil
Lucent Technologies World Services, Inc. (Brunei branch)	Brunei
Lucent Technologies Canada Corp.	Canada
Stratus Computer Corporation	Canada
Lucent Technologies (Chile) Limitada	Chile
Ascend Communications Colombia Ltda.	Colombia
Lucent Technologies Colombia S.A.	Colombia
Lucent Technologies de Costa Rica S.A.	Costa Rica
Lucent Technologies Cyprus Limited	Cyprus
Lucent Technologies Czech Republic s.r.o.	Czech Republic
Lucent Technologies ApS	Denmark
Lucent Technologies Hispaniola C. por A.	Dominican Republic
Lucent Technologies International Inc. (Egypt Branch)	Egypt
Lucent Technologies El Salvador S.A. de C.V.	El Salvador
Lucent Technologies France S.A.	France
Lucent Technologies Network Systems GmbH	Germany
Lucent Technologies EMEA B.V. (Greece)	Greece
Lucent Technologies de Guatemala S.A.	Guatemala
Lucent Technologies de Honduras S.A.	Honduras
Lucent Technologies Asia/Pacific (H.K) Ltd.	Hong Kong
Lucent Technologies Korea Ltd. (Hong Kong branch)	Hong Kong
Lucent Technologies India Pvt. Ltd.	India
Lucent Technologies Hindustan Ltd.	India
P.T. Lucent Technologies Network Systems Indonesia	Indonesia
Lucent Technologies Europe	Ireland
Lucent Technologies Holding and Finance Company Limited	Ireland
Lucent Technologies International Sales Limited	Ireland
Lucent Technologies Optical Networks (Israel) Ltd.	Israel
Lucent Technologies Israel Ltd.	Israel
WaveAccess, Ltd.	Israel
Lucent Technologies Italia S.p.A.	Italy
Lucent Technologies Japan Ltd.	Japan
Lucent Technologies Korea Ltd.	Korea
Lucent Technologies (Malaysia) Sdn. Bhd.	Malaysia
Lucent Technologies de Mexico S.A. de C.V.	Mexico
Lucent Technologies Holdings de Mexico S.A. de C.V.	Mexico
Bedrijvencomplex Huizen/Hilversum C.V.	Netherlands
Lucent Technologies EMEA B.V.	Netherlands
Lucent Technologies EMEA Services B.V.	Netherlands

Lucent Technologies Nederland B.V.	Netherlands
INS Network Management B.V.	Netherlands
SRA Computers C.V.	Netherlands
Lucent Technologies (New Zealand) Limited	New Zealand
Lucent Technologies Nicaragua S.A.	Nicaragua
Lucent Technologies Norway A.S.	Norway
Guoxin Lucent Technologies Network Technology Co. Ltd.	P.R.C.
Lucent Technologies Optical Networks (China) Ltd.	P.R.C.
Lucent Technologies Qingdao Telecommunications Equipment Ltd.	P.R.C.
Lucent Technologies Qingdao Telecommunications Systems Ltd.	P.R.C.
Lucent Technologies (China) Co., Ltd.	P.R.C.
Lucent Technologies (Shanghai) International Enterprises, Ltd.	P.R.C.
Lucent Technologies Shanghai Information & Communications of Shanghai, Ltd.	P.R.C.
Shanghai Lucent Technologies Transmission Equipment Co., Ltd.	P.R.C.
Lucent Technologies (Shenzhen) Co., Ltd.	P.R.C.
Lucent Technologies del Peru S.A.	Peru
Lucent Technologies Philippines Inc.	Philippines
Lucent Technologies Poland S.A.	Poland
Lucent Technologies International Inc. —Secursal en Portugal	Portugal
Lucent Technologies Caribbean and Latin America Sales Ltd.	Puerto Rico
ZAO Lucent Technologies	Russian Federation
Lucent Technologies Sistema Switching Solutions	Russian Federation
Lucent Technologies International Inc. (Saudi Arabia branch)	Saudi Arabia
Lucent Technologies Consumer Products Pte. Ltd.	Singapore
Lucent Technologies Singapore Pte. Ltd.	Singapore
Lucent Technologies Slovenia d.o.o.	Slovenia
Lucent Technologies South Africa (Proprietary) Ltd.	South Africa
LT Parsipanis S.L.	Spain
Lucent Technologies Espana S.A.	Spain
Lucent Technologies Sweden AB.	Sweden
Lucent Technologies A.G. (also registered as ‘Lucent Technologies S.A. Zurich’)	Switzerland
Lucent Technologies Taiwan Inc. (Taiwan branch)	Taiwan
Lucent Technologies Taiwan Telecommunications Co. Ltd.	Taiwan
Lucent Technologies Network Technologies (Thailand) Co., Ltd.	Thailand
Lucent Technologies Thailand Inc. (Thailand branch)	Thailand
Lucent Technologies Telekomunikasyon Limited Sirketi	Turkey
Lucent Technologies International Inc. (U.A.E. branch)	UAE (United Arab Emirates)
Lucent Technologies M.E. Inc. Dubai	UAE (United Arab Emirates)
Lucent Technologies Network Systems UK Ltd.	UK
Lucent Technologies Holdings UK Limited	UK
Lucent Technologies UK Limited	UK
ZAO Lucent CheZaRa	Ukraine
Lucent Technologies Uruguay S.A.	Uruguay
Ascend Communications, Inc.	US
AG Communications Systems Corporation	US
Bell Laboratories, Inc.	US
Chromatis Networks Inc.	US

Day Investment Corp.	US
First Beacon Insurance Company	US
KED Funding LLC	US
LT01 LLC	US
LTI NJ Finance LLC	US
LTI Properties Finance LLC	US
LTI Properties Holdings LLC	US
Lucent Asset Management Corporation	US
Lucent Cable Communications Inc.	US
Lucent Technologies Americas Inc.	US
Lucent Technologies Asia/Pacific Inc.	US
Lucent Technologies Canada LLC	US
Lucent Technologies Construction Services, Inc.	US
Lucent Technologies Eastern Ventures Ltd.	US
Lucent Technologies Eurasia Ltd.	US
Lucent Technologies Fiber Guardian LLC	US
Lucent Technologies Guardian I LLC	US
Lucent Technologies GRL LLC	US
Lucent Technologies Holdings LLC	US
Lucent Technologies Optical Networking Guardian LLC	US
Lucent Technologies International Inc.	US
Lucent Technologies Management Services Inc.	US
Lucent Technologies Realty Inc.	US
Lucent Technologies Taiwan Inc.	US
Lucent Technologies Thailand Inc.	US
Lucent Technologies Ventures Inc.	US
Lucent Technologies Wireless Guardian Corp.	US
Lucent Technologies World Services Inc.	US
Lucent Venture Partners I LLC	US
Lucent Venture Partners II LLC	US
Lucent Venture Partners III LLC	US
Lucent Venture Partners Inc.	US
Nassau Metals Corporation	US
NCS OSP Development Corp.	US
Nexabit Networks Inc.	US
SpringTide Networks, Inc.	US
Stratus Computer, Inc.	US
Stratus Securities Corp.	US
Stratus World Trade Corp.	US
Western Electric Company, Incorporated	US
Western Electric International Incorporated	US
WM Funding LLC	US
Lucent Technologies Venezuela S.A.	Venezuela

Certain subsidiaries, which considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of September 30, 2002, have been omitted in accordance with Item 601(b)(21)(ii) of Regulation S-K.